  E-ViEWS Safety Systems, Inc. Dealer Agreement

Agreement between E-ViEWS Safety Systems, Inc. (“E-ViEWS”) a Nevada Corporation, doing business in the state of California at 5341 Derry Ave., Suite R, Agoura Hills, CA 91301, and EPGI FIRECREEK, INC (“DEALER”), having a place of business at the address listed on   Appendix A.

The DEALER agrees to sell and market E-ViEWS products in the Authorized Territories as listed on Appendix B. These territories are exclusive to DEALER during the term of this agreement with the exception that E-ViEWS can sell and market to traffic and other consultants in the territories. Any crossover opportunities that are discovered by E-ViEWS in Dealer territory will be coordinated with DEALER.

The DEALER agrees to assist E-ViEWS in marketing its PRODUCTS including customer introductions, meetings, and presentation and be compensated with a Finders Fee for those efforts that result in the sale of PRODUCTS as defined in Appendix D.

The DEALER agrees to purchase, and E-ViEWS agrees to sell those products manufactured by E-ViEWS as listed on Appendix C. Product discounts, as identified on Appendix D, will be based upon the level of certification that the DEALER has achieved.  Product discounts will be computed from the approved and released E-ViEWS DEALER Price Schedule(s).

The term E-ViEWS Products (“PRODUCTS”) as used in this Agreement refers to, and is limited to, solutions, systems, products, components, parts and/or other items listed in the E-ViEWS DEALER Price Schedule(s) that are an integral part of this agreement.

Relationship to the Parties:

E-ViEWS hereby appoints the DEALER as an E-ViEWS authorized DEALER only for the counties and states listed on Appendix B.

All shipments of PRODUCTS will be made to the DEALER at the addresses listed on Appendix A unless otherwise agreed upon.

The DEALER shall have no right to, and agrees it will not without prior consent of E-ViEWS, appoint additional DEALERS, warranty service centers or distributors of E-ViEWS Products; nor will the DEALER supply   E-ViEWS Products to DEALERS not authorized by E-ViEWS.

The DEALER is not authorized to, and agrees that it will not, make any warranties or representations, or assume or create any other obligations on behalf of E-ViEWS

Contract Period

The term of this Agreement shall be for thirty-six months. Upon completion of eighteen months of this agreement, E-ViEWS will conduct a sales and service performance evaluation for the purpose of continued exclusivity.

DEALER Responsibilities:

In consideration for being appointed as an authorized E-ViEWS DEALER for E-ViEWS products, the DEALER assumes the following responsibilities. The DEALER will:

1.	Develop over the life of the Agreement a sufficient number of trained and capable sales personnel to effectively market PRODUCTS and assure customer satisfaction.

2.
Maintain one or more full-time employees for the Authorized Territories who are trained to and capable of effectively and responsively providing routine service including the initial set-up and installation of E-ViEWS Products where required.

3.	Maintain PRODUCT certifications that are administered by E-ViEWS at the E-ViEWS facilities in Agoura Hills, CA.

4.	Develop over the life of the Agreement at each Authorized Location suitable demonstration facilities to allow effective demonstrations of E-ViEWS Products.

5.	Maintain and provide at each Authorized Location a representative display of E-ViEWS Products.

6.	Provide first year’s product sales forecast as soon as practical after signing the Agreement and each year thereafter.

7.
At the time of product delivery to the customer, furnish a bill of sale or other receipt stating the date of the sale and the serial numbers, if any, of the E-ViEWS Product(s) sold, and assure that the appropriate E-ViEWS warranty statement, software license agreement is signed by customer and/or other materials specified by E-ViEWS are included with each PRODUCT

8.	Provide E-ViEWS with a valid Resale Exemption Certificate(s), as required by law, in lieu of sales tax for the PRODUCTS purchased under this agreement.

9.	Promptly report to E-ViEWS all suspected product defects or safety problems and keep E-ViEWS informed of customer complaints.

10.	Promptly pay E-ViEWS according to the Prices and Payments Section of this Agreement and maintain a satisfactory overall credit rating.

11.	Obey all applicable laws and regulations, conduct business in an ethical manner, and factually present PRODUCTS in terms of function and performance.

12.	Take all necessary steps to ensure compliance with the DEALER’s obligations under this Agreement by the DEALER and its personnel.

13.	Attend initial sales training and may be required for other sales training as new PPODUCTS, Systems and Solutions are introduced.

14.	Attend technical training sessions provided by E-ViEWS to maintain certifications for PRODUCTS.

DEALER Training:

DEALER training is the responsibility of the DEALER to schedule training sessions with E-ViEWS for the particular sales, systems, solutions, and PRODUCT training.  Standard sales and PRODUCT training classes will be published as to dates and location where available. In addition, special arrangements for specific PRODUCT training required for a particular sale is also the responsibility of DEALER.

Sales training will consist of several levels of training and certification as follows:

Level 1:  PRODUCT training
Level 2:  Systems training
Level 3:  Solutions training (involving third party components or software)

Technical Support training will consist of several levels of training and certification. The training will include the installation, setup, configuration, testing, customer acceptance, and after sale technical support of PRODUCTS, Systems, and Solutions as follows:

Level 1:  PRODUCT training
Level 2:  Systems technical training
Level 3:  Solutions technical training

Customer Support:

Because E-ViEWS represents and supplies to the DEALER quality products, many of which are intended to be installed and adjusted to peak performance by the DEALER, and because it is critical to the reputation of E-ViEWS that product support and customer service be available from the DEALER, DEALER agrees to sell PRODUCTS only to customers located in the counties and states identified on Appendix B and where DEALER has product support and customer service.

If the DEALER wishes to sell PRODUCTS to a customer that is not located in the counties and states identified on Appendix B, the DEALER agrees not to sell such PRODUCTS unless the DEALER has consulted with E-ViEWS, in advance of the proposed sale, and the DEALER and E-ViEWS have agreed to a course of action that will result in the customer being properly served, and the product being properly represented.

Prices and Payments:

The DEALER agrees to pay E-ViEWS for PRODUCTS released for shipment at the applicable prices specified in the E-ViEWS DEALER Price Schedule(s), less DEALER discount as specified in Appendix D, in effect on the date the product is shipped from E-ViEWS. Payment in full for PRODUCTS shall be due and payable upon receipt of the E-ViEWS invoice. DEALER will receive “Favored Nation Status” as to prices whereby DEALER is guaranteed the most favorable terms and prices offered by E-ViEWS.

If payment is not postmarked within thirty (30) days after the invoice date, the DEALER will pay, in addition, a monthly financing charge for each month during which payment remains outstanding, including any month in which payment was due and not received. If no such charge is specified on the invoice, the charge will be as specified on the E-ViEWS DEALER Price Schedule(s) and/or associated Terms Sheets(s) in effect on the date of shipment, as permitted by applicable law.

If at any time the DEALER’s account is subject to a finance charge, E-ViEWS reserves the right to stop all shipments to the DEALER. Late payments, is a breach of the DEALER responsibilities and is grounds for termination of this Agreement by E-ViEWS.

E-ViEWS will publish E-ViEWS DEALER Price Schedules for E-ViEWS Products. The Schedules may specify additional fees and allowances based on scheduling, shipment quantities, special handling or other factors to be determined by E-ViEWS.  E-ViEWS reserves the right to change prices without notice.  E-ViEWS DEALER Price Schedule(s) will be published and become effective either on the date of publication or on the date specified and remain in effect until a new schedule is published and effective or until notice of change has been sent to DEALER.

E-ViEWS may unilaterally set Minimum Advertised Price (MAP) on any and all PRODUCTS by all means of Solicitation, including any electronic or print means, including but not limited to telephone, facsimile, internet web site, on line service, newspaper, magazine, newsletter, direct mail, or similar means. MAP does not in any way restrict the actual price for which the DEALER may sell the products, nor does it restrict price quotes sent in reply to written solicitations.

In addition to the prices shown on the E-ViEWS DEALER Price Schedule(s), the DEALER agrees to pay an amount equal to any taxes resulting from this Agreement or any activities hereunder, exclusive of taxes based on net income. Any personal property taxes assessable on PRODUCTS after delivery to the carrier shall be borne by the DEALER.

Title:

Title to each PRODUCT passes to the DEALER as of the date and FOB of shipment from      E-ViEWS.

Warranties:

An E-ViEWS warranty statement will be included as appropriate with each PRODUCT shipped to the DEALER. The DEALER is not authorized to make any other warranty commitment, whether written or oral on E-ViEWS behalf.

THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

Trademarks and Related Matters:

No rights are granted to the DEALER to use trademarks and trade names of E-ViEWS or trade names of third parties used in connection with the PRODUCTS except the limited permission for the DEALER to use such trademarks solely to identify the DEALER as an Authorized E-ViEWS DEALER and/or to identify PRODUCTS purchased from E-ViEWS under this Agreement. The permission granted relative to such trademarks shall terminate with the expiration or termination of this Agreement.

Termination:

At the end of thirty-six months the Agreement can be cancelled by written consent of both E-ViEWS and the DEALER.

Product Discontinuance:

E-ViEWS reserves the unilateral right, without liability, to cease making available any or all PRODUCTS. Notice will be provided DEALER in the form of noted changes to the E-ViEWS DEALER Price Schedule(s) or in other legal forms. Any DEALER orders that are received within 30 days of PRODUCT a cancellation notice will be honored.

Indemnification:

The DEALER agrees to indemnify E-ViEWS against, including reasonable attorney’s fees and cost of litigation, and hold E-ViEWS harmless from, any and all claims by any other party resulting from the DEALER’s acts (other than mere marketing of PRODUCTS), omissions, or misrepresentation, regardless of the form of action, notwithstanding any other term of this Agreement.

Limitation of Remedies:

In the event of failure of either party to fulfill any of its obligations hereunder, the exclusive remedy of the other party shall be to request that such obligation be fulfilled and, if that does not occur promptly thereafter, to terminate this Agreement, and where appropriate, bring an action for any moneys due hereunder and/or in the case of E-ViEWS to seek enforcement of its rights regarding copyrights, trademarks or trade names and enforcement of the DEALER’s obligation to cease representing itself as an Authorized DEALER for PRODUCTS .

Neither party shall have any liability for damages to the other for any violation of the terms of this Agreement except for moneys due hereunder and neither party shall have any liability to the other for lost profits or other consequential damages, even if advised of the possibility of such damages, or for any claim by any third party except as expressly stated in the Agreement. The foregoing limitation of liability will not apply to the payments of costs, damages and attorney’s fees referred to in the Sections “Trademarks and Related Matters” and “Indemnification”.

DEALER agrees to pay E-ViEWS reasonable attorney’s fees and costs of litigation if for any cause whatsoever either party brings suit against the other and if E-ViEWS is liable to DEALER for any fees DEALER incurs in such litigation, unless DEALER prevails, then E-ViEWS shall be liable for reasonable attorney’s fees of DEALER.

General:

This Agreement is not assignable without the prior written consent of E-ViEWS. Any attempt to assign any of the rights, duties or obligations of this Agreement without such consent is void. For the purpose of this Agreement, the term Assignment includes the transfer of effective voting control of a majority of DEALER’s voting common stock if DEALER is a corporation or if DEALER is a partnership the change in any of the general partners of DEALER after the execution of this Agreement.

The entire Agreement between the parties is incorporated in this Agreement and it supersedes and merges all prior discussions and Agreements between the parties relating to the subject matter hereof. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of the DEALER and E-ViEWS and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement in any order or other written notification from the DEALER will be of no effect. The term “Agreement” as used herein includes any applicable Schedule(s), Appendices or future written amendments made in accordance herewith.

Any of the attached Appendices A, B, C, or D may be amended with the written agreement of both parties to this Agreement, evidenced by both parties signing and dating replacement Appendix on a date subsequent to the original date of this agreement, or subsequent to the date of a prior amendment.

Any obligations and duties, which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and remain in effect.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

E-ViEWS is not responsible for failure to fulfill its obligations under this agreement due to cause beyond its control or, to provide support or service hereunder for PRODUCTS located outside the United States and Canada.

No action, except those regarding claims by third parties, copyrights, trademarks or trade names and enforcement of the DEALER’s obligations to cease representing itself as an Authorized DEALER for E-ViEWS Products, regardless of form, arising out of this Agreement may be brought by either party more than two years after the cause of actions has arisen, or, in the case of non-payment, more than four years from the date the last payment was due.

This Agreement is governed by the laws of the State of California.

THE DEALER ACKNOWLEDGES THAT THE DEALER HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE DEALER AGREES THAT IT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

Agreed to by DEALER:			Agreed to by:

EPGI FIRECREEK, Inc.			E-ViEWS Safety Systems, Inc.
Dennis R Alexander
By:		By:
	Name (Type or Print)		Name (Type or Print)

/s/ Dennis R Alexander
	Authorized Signature		Authorized Signature

CEO
	Title		Title

On:	July 20, 2010	On:
	Date		Date

APPENDIX A
DEALER PLACE OF BUSINESS

DEALER: EPGI FIRECREEK, Inc. having a place of business at:

(Street Address)

(City, State, Zip)

APPENDIX B
AUTHORIZED LOCATIONS

1)           E-ViEWS hereby appoints the DEALER as an E-ViEWS authorized DEALER only for the following counties and states listed below:

STATE:	FLORIDA
COUNTIES:	ALL

STATE:	LOUISIANA
COUNTIES:	ALL

STATE:	NORTH CAROLINA
PAIRISHES:	ALL

STATE:	ALABAMA
COUNTIES:	ALL

2)           E-ViEWS hereby grants EPGI FireCreek, Inc. the right to market and sell E-ViEWS products in the following countries:  UNITED KINGDOM AND IRELAND.

APPENDIX C
  PRODUCTS

1.	IntelliCON EVP System, Hardware Components, Software, Spares
IntelliCorr Intersection Modules
IntelliTran/EV Mobile Transponders
IntelliNet Wireless Network Nodes
IntelliMon/EVP Remote Management Software
IntelliMon/AVL Asset Management Software
2.	IntelliCON TSP System, Hardware Components, Software, Spares
IntelliCorr Intersection Modules
IntelliTran/TV Mobile Transponders
IntelliNet Wireless Network Nodes
IntelliMon/TSP Remote Management Software
IntelliMon/AVL Asset Management Software
3.	IntelliCON LRV System, Hardware Components, Software, Spares
IntelliCorr Intersection Modules
IntelliTran/LRV Mobile Transponders
IntelliNet Wireless Network Nodes
IntelliMon/LRV Remote Management Software
IntelliMon/AVL Asset Management Software
4.	IntelliSigns, Hardware Components, Software, Spares
IntelliSign/VMS Variable Message Signs
IntelliSign/DMS Dynamic Message Signs
IntelliSign/CUS Custom Message Signs
5.	ATLAS Fleet Management System, Hardware Components, Software, Spares
ATLASTran Mobile Transponder
ATLASNet Wireless Network Nodes
ATLASMon Fleet Management Software
6.	TIME SERVER
TS 2070
TS 802 (M50)

APPENDIX D
  PRODUCT DISCOUNTS

Product discounts will be computed on the basis of sales and product training. It is the responsibility of DEALER to schedule with E-ViEWS for initial sales and technical product training. At the completion of each session of training, DEALER will be certified on the particular PRODUCT for sales and/or technical support. DEALER discount is based on the level of certification and training as follows:

Finders Fee:

DEALER will receive for each sale made by DEALER a 5% Finders Fee for the setup, attendance, and arrangement of a presentation meeting with a prospective customer that leads to the sale of PRODUCT. The Finders Fee requires Level 1 of Sales Training defined in the Agreement.

Sale of Product(s):

DEALER will receive a purchase discount of 15% for PRODUCTS that are listed on the         E-ViEWS DEALER Price Schedule(s) if DEALER achieves certification of systems and solutions sales training (Levels 2 and 3) on the PRODUCTS that are being delivered to customer. DEALER is responsible for full sales and delivery of PRODUCTS.

Sale and Technical Support of PRODUCTS:

DEALER will receive a purchase discount of 25% for PRODUCTS that are listed on the         E-ViEWS DEALER Price Schedule(s) if DEALER achieves certification of systems and solutions sales training (Levels 2 and 3) along with technical support training on the PRODUCTS that are being delivered to customer.  DEALER is responsible for full sale, delivery, installation, setup and configuration, and after sale technical support of PRODUCTS.